SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 9, 2007
EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:    (781) 761-7600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
     On November 9, 2007, EPIX Pharmaceuticals, Inc. (the “Company”) entered into certain Securities Purchase Agreements pursuant to which it sold in a private placement to institutional and accredited investors (the “Private Placement”) an aggregate of 5,245,468 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), at a per share purchase price of $3.10, which represents a discount of approximately 15% to the closing bid price of the Common Stock as reported on the NASDAQ Global Market on November 8, 2007. Aggregate proceeds from the Private Placement, after deducting placement agent commissions of approximately $975,000, were approximately $15.3 million. The closing of the Private Placement occurred on November 15, 2007 (the “Closing Date”).
     The Shares offered and sold in the Private Placement have not been registered under the Securities Act of 1933, as amended (the “Act”), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. The Shares were offered and sold only to institutional and accredited investors in reliance on Section 4(2) of the Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.
     Under the terms of the Securities Purchase Agreements, the Company agreed, subject to receipt of necessary information from the purchasers, to use its reasonable best efforts to cause a registration statement covering the resale of the Shares by the purchasers to be filed with the SEC no later than 30 days after the Closing Date.
     Subject to certain exempt periods set forth in the Securities Purchase Agreements, the Company is obligated to use its commercially reasonable efforts, with respect to each purchaser’s Shares, to maintain the registration statement’s effectiveness until the earlier of (i) three years from the Closing Date; (ii) the date on which all Shares purchased by such purchaser may be sold under Rule 144(k) of the Act; or (iii) the date that all of the Shares have been sold by such purchaser. In the event that the registration statement is not filed by the Company or declared effective by the SEC within the specified time period, or the effectiveness of such registration statement is suspended for certain periods (each, a “Registration Default”), the Company shall pay each purchaser, for each 30-day period of a Registration Default, an amount in cash equal to 1% of the aggregate purchase price paid by the purchaser; provided that in no event shall the aggregate amount of cash to be paid exceed 10% of the aggregate purchase price. The foregoing payments shall apply on a pro rata basis for any portion of a 30-day period of a Registration Default.
     The foregoing is a summary of the terms of the Securities Purchase Agreements and does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Securities Purchase Agreement, which is attached hereto as Exhibit 10.1.

Item 3.02    Unregistered Sales of Equity Securities.
     On November 15, 2007, the Company sold, at a per share purchase price of $3.10, an aggregate of 5,245,468 shares of Common Stock. The Shares were sold in the Private Placement to institutional and accredited investors without registration under the Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.
     The aggregate purchase price of the shares of Common Stock was approximately $16.3 million and the aggregate placement agent commissions were approximately $975,000. Banc of America Securities LLC served as lead placement agent, Needham & Company LLC served as co-manager and Collins Stewart LLC served as an additional placement agent for the Private Placement.
     Additional information regarding the Shares, the purchasers and the Private Placement is included under Item 1.01 of this report and is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
     On November 12, 2007, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K.
     The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Form of Securities Purchase Agreement dated November 9, 2007 between EPIX Pharmaceuticals, Inc. and each of the purchasers listed on Exhibit A thereto.

	99.1	Press Release issued by the registrant on November 12, 2007, furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
November 15, 2007	By:	/s/ Kim Cobleigh Drapkin
Kim Cobleigh Drapkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement dated November 9, 2007 between EPIX Pharmaceuticals, Inc. and each of the purchasers listed on Exhibit A thereto.

99.1	Press Release issued by the registrant on November 12, 2007, furnished herewith.